UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A/A
Amendment No. 2
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Anadarko Petroleum Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of incorporation or organization)	76-0146568 (I.R.S. Employer Identification No.)
1201 Lake Robbins Drive
The Woodlands, Texas 77380-1046
(Address of principal executive offices and zip code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Preferred Share Purchase Rights	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: N/A.
Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered
SIGNATURE

INFORMATION REQUIRED IN REGISTRATION STATEMENT
     This Amendment No. 2 to the Registration Statement on Form 8-A/A amends Item 1 of the Registration Statement on Form 8-A that was filed on October 30, 1998, as amended by Amendment No. 1 to the Registration Statement on Form 8-A/A filed on April 27, 2000 (collectively, the “Registration Statement”).
     Item 1 of the Registration Statement is hereby amended to add the following paragraph as the last paragraph of Item 1:
Item 1. Description of Registrant’s Securities to be Registered.
     The Rights Agreement, dated as of October 29, 1998, between Anadarko Petroleum Corporation (the “Company”) and ChaseMellon Shareholder Services, L.L.C., successor to The Chase Manhattan Bank, as Rights Agent, as amended (the “Rights Agreement”), and all preferred share purchase rights distributed to holders of the Company’s common stock, par value $0.10 per share, pursuant to the Rights Agreement, expired by their respective terms at 5:00 p.m., Houston time, on November 10, 2008.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ANADARKO PETROLEUM CORPORATION

By:	/s/ Robert K. Reeves Robert K. Reeves Senior Vice President, General Counsel and Chief Administrative Officer
Date: November 25, 2008